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                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 30, 1999 relating to the financial statements of Marino Electric, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                           /s/ BDO SEIDMAN, LLP
Chicago, Illinois
December 7, 2001